Exhibit 99.1

Summit Materials Elevates Two to Senior Leadership & Creates Two New Roles

Anderson, Gaskill and MacMillan take on key senior leadership roles within Summit Materials

DENVER, March 30, 2021 – Summit Materials, Inc. (NYSE: SUM, “Summit,” or the “Company”), a leading vertically integrated construction materials company, has named three senior leadership positions poised to drive the strategic agenda of newly named CEO, Anne Noonan.

Karli Anderson has been named Executive Vice President, Chief Environmental, Social & Governance Officer and Head of Investor Relations. In this new role for Summit, Ms. Anderson will have direct responsibility for advancing the Company’s strategic aim to become the most socially responsible, integrated construction materials provider and support Summit’s leading governance principles. This role involves driving ESG initiatives and commitments across the business, oversight for the health and safety program, and serving as counsel to our investor relations and external reporting teams. In this role, Karli will act as a change agent, using data to shape and influence Summit’s performance, perception and awareness around environmental sustainability, social and governance topics.

Ms. Anderson has been with Summit Materials as their Vice President of Investor Relations since 2019. Anne Noonan, CEO of Summit Materials, said: “I am delighted to promote Karli to this exciting and newly created role to build our commitment to sustainability. Karli brings passion and tremendous capability to our business at a critical time. This is an exciting opportunity to drive sustainable impact by implementing comprehensive ESG strategies. Together, we will make sustainability part of our value proposition.”

Succeeding Anne Lee Benedict as Executive Vice President, Chief Legal Officer and Secretary is Chris Gaskill. Mr. Gaskill most recently was the Senior Vice President, Deputy General Counsel and Assistant Secretary for Summit Materials since 2015. In the CLO role, Mr. Gaskill oversees all legal, corporate governance, enterprise risk management, compliance, litigation, regulatory, and outside counsel management.

“I am pleased to elevate Chris to the top legal role for our Company. Chris is a trusted advisor and talented leader,” said Ms. Noonan. “I am welcoming Chris’s business and legal expertise to our leadership team. His work ethic and integrity are most impressive. Chris will ensure the Company is best aligned to our priorities and operating with the highest standard of ethics.”

Deon MacMillan has also joined Summit Materials in the newly created role of Executive Vice President, Chief People Officer and Head of Corporate Communications. Before joining Summit, Deon served as Chief HR & Communications Officer for Ardent Mills. Ardent Mills is North America’s largest producer of flour and grain-based solutions. Deon is an experienced HR and Communications leader who has worked across all human resources functions including talent development, compensation and benefits, labor and employment relations, inclusion and diversity, and HR systems, shared services and operations. Deon is most passionate about building culture and an impactful employee experience.

“We are excited to welcome Deon to Summit Materials. She is a dynamic HR executive and transformative leader who has implemented successful end-to-end people strategies in operations and manufacturing industries,” said Ms. Noonan. “Deon is an innovative leader who brings a wealth of experience partnering with executive teams to build strategic, people-focused human resources and communications strategies.”

About Summit Materials

Summit Materials is a leading vertically integrated materials-based company that supplies aggregates, cement, ready-mix concrete and asphalt in the United States and British Columbia, Canada. Summit is a geographically diverse, materials-based business of scale that offers customers a single-source provider of construction materials and related downstream products in the public infrastructure, residential and nonresidential, and end markets. Summit has a strong track record of successful acquisitions since its founding and continues to pursue growth opportunities in new and existing markets. For more information about Summit Materials, please visit www.summit-materials.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “trends,” “plans,” “estimates,” “projects” or “anticipates” or similar expressions that concern our strategy, plans, expectations or intentions. These forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to be different from future results, performance or achievements expressed or implied by such forward-looking statements. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the effect of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results.

In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be realized. Important factors could affect our results and could cause results to differ materially from those expressed in our forward-looking statements, including but not limited to the factors discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 2, 2021. Such factors may be updated from time to time in our periodic filings with the Securities and Exchange Commission (“SEC”), which are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Karli Anderson

EVP, Chief ESG Officer and Head of Investor Relations

Summit Materials, Inc.

Karli.Anderson@summit-materials.com

303-515-5152

Media Contact

Deon MacMillan

EVP, Chief People Officer and Head of Corporate Communications

Summit Materials, Inc.

Deon.MacMillan@summit-materials.com